UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 31, 2013 (the “Closing Date”), the Registrant consummated the previously disclosed business combination (the “Business Combination”), consisting of (i) the acquisition of Row 44, Inc., a Delaware corporation (“Row 44”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of November 8, 2012, by and among the Registrant, EAGL Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Registrant, Row 44, and PAR Investment Partners, L.P. a Delaware limited partnership (“PAR,” and the acquisition, the “Row 44 Merger”), and (ii) the acquisition of 86% of the shares of Advanced Inflight Alliance AG, a German corporation, pursuant to the Stock Purchase Agreement, dated as of November 8, 2012, between the Registrant and PAR (the “AIA Stock Purchase Agreement,” and the acquisition, the “AIA Stock Purchase”). In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Global Eagle Acquisition Corp. to Global Eagle Entertainment Inc. Unless the context otherwise requires, “we”, the “Company” and “Global Eagle” refer to the Registrant and its subsidiaries including Row 44 and AIA, “GEAC” refers to the Registrant prior to the Closing, “Row 44” refers to Row 44, Inc., which became a wholly owned subsidiary of the Company upon the Closing, and “AIA” refers to Advanced Inflight Alliance AG, which became a majority owned subsidiary of the Company upon the Closing.

In connection with the Closing, the Company entered into an amended and restated registration rights agreement, dated January 31, 2013 by and among the Company, Global Eagle Acquisition LLC (the “Sponsor”), Par Investment Partners, L.P. (“PAR”), Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund (“Putnam”), and the members of the Sponsor signatory thereto (the “Registration Rights Agreement”). The Registration Rights Agreement is described in GEAC’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on January 17, 2013, and supplemented on January 28, 2013 (the “Proxy Statement”), in the section entitled “The Business Combination Agreements—Additional Agreements—Registration Rights Agreement” beginning on page 137, which description is incorporated by reference herein. The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and also incorporated by reference herein.

In connection with the Closing, the Company entered into indemnification agreements with each newly elected or appointed member of the Board of Directors of the Company (the “Board”) and each newly appointed executive officer of the Company (each an “Indemnity Agreement”), which provides that the Company will indemnify such director and/or executive officer under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s by-laws. The description of the Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is included as Exhibit 10.15 to this Current Report on Form 8-K and also incorporated by reference herein.

In connection with the Closing, the Company entered into a Letter Agreement, dated January 31, 2013 (the “Letter Agreement”), with Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the "Wellington Entities"), pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% (the “Maximum Percentage”) of the common stock (such shares in excess of the Maximum Percentage, the “Excess Shares”). Such Excess Shares will be held in escrow, registered in the name of the escrow agent, pursuant to an Escrow Agreement, dated January 31, 2013 (the “Escrow Agreement”), among the Company, American Stock Transfer & Trust Company LLC, as escrow agent, Wellington Management and certain client accounts of Wellington Management. In order to ensure compliance with the Maximum Percentage limitation under the Letter Agreement, Wellington Management, in its capacity as investment adviser to its client accounts, informed the Company that it intends to direct the exchange agent in the Row 44 Merger to deposit 2,543,546 shares of common stock otherwise issuable to such client accounts in connection with the Row 44 Merger with the escrow agent under the Escrow Agreement. The Wellington Entities disclaim voting power and investment power with respect to such shares to the extent such shares would otherwise cause a violation of the Maximum Percentage limitation. The description of each of the Letter Agreement and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Letter Agreement and the Escrow Agreement, which are included as Exhibit 10.13 and 10.14, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

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On February 1, 2013, Row 44 entered into an Amended and Restated Supply and Services Agreement with Southwest Airlines Co. (“Southwest,” and the agreement, the “Southwest Agreement”). The Southwest Agreement amends, restates and combines two prior agreements between Row 44 and Southwest, and provides for the sale by Row 44 to Southwest of units of Row 44’s broadband system. The Southwest Agreement sets forth (a) the terms of delivery and acceptance of the Row 44 system, (b) all regulatory steps that Row 44 must take to facilitate the use of the Row 44 system by Southwest, (c) the terms and conditions of the supply of units of the Row 44 system to Southwest, (d) the pricing and payment for each unit sold by Row 44 to Southwest and (e) certain other terms ancillary to Row 44’s delivery of its system to Southwest. Additionally, under the Southwest Agreement, Row 44 will provide various services to Southwest, including Wi-Fi service, in connection with the use of the Row 44 broadband system by Southwest and its customers. In that regard, the Southwest Agreement sets forth the (a) various services that Southwest agrees to purchase from Row 44, (b) service fees and charges to be paid to Row 44 by Southwest in connection with the delivery of such services, (c) elective services that Southwest may choose to purchase from Row 44 and the cost of each such elective service and (d) certain other terms and conditions ancillary to the purchase and use of various in-flight services by Southwest. The Southwest Agreement contains certain customary representations, warranties, covenants, conditions, indemnities and miscellaneous terms and conditions typically included in agreements of this nature. The description of the Southwest Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Southwest Agreement, which is included as Exhibit 10.12 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Closing, the Investment Management Trust Agreement, dated May 12, 2011, between GEAC and American Stock Transfer & Trust Company, LLC, as trustee, was terminated.

Item 2.01 Completion Of Acquisition Or Disposition of Assets.

Reference is made to the disclosure set forth in Item 1.01 above, which is incorporated by reference herein. The material terms of the Row 44 Merger Agreement and the AIA Stock Purchase Agreement are described in the Proxy Statement in the section entitled “The Business Combination Agreements” beginning on page 119, which is incorporated by reference herein. In the Business Combination, a wholly owned subsidiary of the Company merged with and into Row 44, with Row 44 surviving the merger as a wholly owned subsidiary of the Company, and the Company acquired 86% of the issued and outstanding shares of AIA.

In connection with the Closing, former Row 44 stockholders agreed to deposit 10% of the shares of Global Eagle common stock issuable to them in the Row 44 Merger into escrow in order to secure (i) any post-Closing purchase price adjustment due to the Company from Row 44 under the terms of the Row 44 Merger Agreement, and (ii) the Row 44 stockholders’ indemnification obligation under the Row 44 Merger Agreement. All escrow shares not subject to a claim will be released on the date that is 18 months after the Closing Date.

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The Business Combination was approved by GEAC’s stockholders at the Special Meeting in Lieu of 2012 and 2013 Annual Meetings of the Stockholders held on January 31, 2013 (the “Special Meeting”). At the Special Meeting, 19,724,870 shares of common stock of GEAC were voted in favor of the proposal to approve the Business Combination, and 562,772 shares of common stock were voted against that proposal.

In connection with the closing of the Business Combination, the Company redeemed a total of 10,164,081 shares of its common stock pursuant to the terms of the Company’s previous amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of $101,286,084. Additionally, the Company issued a total of 44,899,018 shares of capital stock in the Business Combination, including (i) pursuant to the Row 44 Merger Agreement, 23,405,785 shares of its capital stock issued to former Row 44 equity holders, subject to an escrow holdback and post-closing adjustment, (ii) pursuant to the AIA Stock Purchase Agreement, in consideration of the 20,464,581 shares of AIA, 14,368,233 shares of non-voting common stock issued to PAR, and (iii) 4,750,000 shares of non-voting common stock issued to PAR and 2,375,000 shares of common stock issued to Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund (“Putnam”), representing the maximum obligations under their respective backstop agreements (the “Backstop Agreements”), and resulting in the termination of their respective purchase options to acquire additional shares of the Company.

As of the Closing Date, there were:

o	54,842,888 shares of capital stock of the Company issued and outstanding, consisting of (i) 35,724,655 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) and (ii) 19,118,233 shares of non-voting common stock; and
o	warrants exercisable for 28,840,629 shares of Company common stock, consisting of (i) warrants exercisable for 26,659,167 shares of Company common stock issued pursuant to the warrant agreement entered into in connection with the Company’s initial public offering and (ii) Row 44 warrants assumed by the Company in connection with Business Combination and exercisable for 2,181,462 shares of Company common stock.

As of the Closing Date, assuming the conversion of all shares of non-voting common stock held by PAR, and excluding the shares of common stock of the Company held by AIA, the pre-Closing public stockholders of GEAC held 16%, former directors and executive officers of GEAC held 8%, former Row 44 equity holders (other than PAR) held 19%, PAR held 53%, and Putnam held 4%, of the issued and outstanding shares of common stock of the Company.

Upon the Closing, the Company had total cash and cash equivalents of approximately $147 million, before payment of deferred underwriting fees and other fees and expenses associated with the Business Combination expected to total approximately $20.9 million in the aggregate, although actual fees and expenses may exceed this estimate.

Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of shares of its wholly owned subsidiary, Row 44, and its majority owned subsidiary, AIA. The following information is provided about the business and securities of the post-Closing combined company reflecting consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this Current Report on Form 8-K and the documents incorporated by reference herein. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for Row 44 or AIA products and services;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

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These forward-looking statements are based on information available to the Company as of the date of this report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to obtain or maintain the listing of the Company’s common stock on the Nasdaq Stock Market LLC (“Nasdaq”);

•	the risk that the Business Combination disrupts current plans and operations of the Company, Row 44 and/or AIA;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Row 44 and AIA businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	the outcome of any legal proceedings that may be instituted against the Company;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 54, which are incorporated herein by reference.

Business

The business of GEAC prior to the Business Combination is described in the Proxy Statement in the section entitled “Information about GEAC” beginning on page 138, which is incorporated by reference herein. The businesses of Row 44 and AIA are described in the Proxy Statement in the sections entitled “Information About Row 44,” and “Information About AIA” beginning on pages 151 and 177, respectively, which are both incorporated herein by reference.

Risk Factors

The risks associated with the businesses of GEAC, Row 44 and AIA are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 54, which is incorporated herein by reference.

Financial Information

GEAC

Selected financial information and management’s discussion and analysis of financial condition and results of operations of GEAC are set forth in the Proxy Statement in the sections entitled “Selected Historical Financial Information of GEAC” and “GEAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 28 and 148, respectively, which are incorporated herein by reference.

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AIA

Selected financial information and management’s discussion and analysis of financial condition and results of operations of AIA are included in the Proxy Statement in the sections entitled “Selected Consolidated Historical Financial Information of AIA” and “AIA Operating and Financial Review and Prospects” beginning on pages 30 and 185, respectively, which are incorporated herein by reference.

Row 44

Selected financial information for Row 44 is included in the Proxy Statement in the section entitled “Selected Historical Financial Information of Row 44” beginning on pages 29, which is incorporated herein by reference. Management’s discussion and analysis of financial condition and results of operations for Row 44 is set forth below.

ROW 44 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with “Selected Historical Financial Information of Row 44” and Row 44’s financial statements and the related notes incorporated by reference elsewhere in this report. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about Row 44’s business, operations and industry that involve risks and uncertainties, such as statements regarding Row 44’s plans, objectives, expectations and intentions. Row 44’s future results and financial condition may differ materially from those currently anticipated by Row 44 as a result of the factors described or incorporated by reference in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this report.

Overview

Row 44 is a global satellite-based broadband services provider to the worldwide commercial airline industry. Its network enables airlines to connect to orbiting Ku-band satellites and to communicate with existing satellite ground earth stations. Row 44’s in-cabin communications link currently provides airline passengers with Internet access, live television, shopping and flight and destination information. In the near future, Row 44 expects to deliver to airline passengers additional content, on-demand media, and other desired communication services and to provide airlines with valuable aircraft operations data and applications.

Row 44 was formed in 2004, its Wi-Fi connectivity system was first deployed by a domestic commercial airline in 2009 and its broadband services were fully operational in 2010. Currently installed on more than 400 aircraft worldwide, Row 44 services the largest fleet of connected entertainment enabled planes that operate over land and sea.

Since its formation, Row 44 has funded operations primarily through the private placement of preferred stock and short term convertible notes. Invested funds have been used by Row 44 to complete the research, development and engineering and to secure the complex regulatory certifications necessary to produce a fully functional satellite based communications system for commercial airlines. The development of the Row 44 system and network included the following:

•	the design and creation of a turnkey system for in-flight broadband connectivity through a satellite link, including a fully operational antenna, an in-cabin modem and several other key operational components;

•	the registration, testing and licensing of the Row 44 system with the FAA and the FCC;

•	the establishment of a company-managed network operating center to allow for the full time monitoring of the operation of all Row 44 systems in-flight;

•	the acquisition of satellite transponder space with sufficient capacity to support the connectivity demands of Row 44’s airline customers worldwide; and

•	the development of a just-in-time manufacturing process to allow for the efficient delivery of the Row 44 system for installation on customer aircraft on an as-needed basis.

Following the completion of the development of a licensed and operational in-flight broadband system, in 2010, Row 44 commenced the installation of its equipment on the aircraft of Southwest Airlines and began to generate revenues from operations. Row 44 generates revenues from the following sources:

•	sale of Row 44’s connectivity equipment to its commercial airline customers;

•	fees paid by airlines and/or airline passengers for the delivery of in-flight services, such as Internet access and live television; and

•	revenue sharing arrangements with commercial airlines for Internet based services used by their passengers, such as shopping.

Beginning in 2009, management at Row 44 began to focus on the global rollout of its satellite-based system and on domestic and international customer acquisitions, signing its first commercial passenger airline in 2010. Row 44 has achieved the following customer installation milestones during the past three years:

•	2010 — Southwest Airlines Co.;

•	2011 — Norwegian Air Shuttle;

•	2011 — WirelessG (Mango Airlines);

•	2012 — Transaero Airlines;

•	2012 — UTair Airlines; and

•	2012 — Icelandair.

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The combined satellite coverage with these customers spans from Alaska to Japan, covering North America, the North Atlantic, Europe, a substantial portion of the Middle East, Russia and Asia.

Factors and Trends Affecting Row 44’s Results of Operations

Row 44’s operating and business performance is driven by various economic and airline industry factors, including the following:

•	The costs associated with the long-term satellite coverage for Row 44’s broadband services, especially as it expands internationally;

•	The availability of satellite transponder space, especially in oceanic regions of the world;

•	The costs associated with complying with the regulatory, aeronautical, telecommunications and legal requirements of the many countries where Row 44 intends to provide its services;

•	The number of aircraft in service in Row 44’s markets;

•	The domestic and international economic environment and other trends and developments that affect business and leisure travel around the world;

•	The operating rate of spending in the airline industry; and

•	The continued demand for connectivity based in-flight entertainment services and the growing proliferation of Wi-Fi enabled devices such as smartphones, tablets and laptops.

Key Components of Row 44’s Statements of Operations

The following briefly describes certain key elements or revenues and expenses as presented in the Row 44 statements of operations.

Revenues.  Row 44 generates revenues from the sale of equipment to its commercial airline customers and from service revenue derived from the sale of in-flight connectivity and content delivery to airlines and their passengers.

Equipment revenue.  Row 44 purchases hardware, equipment and related components from third party vendors, assembles these components and oversees the installation of the Row 44 system in the cabin of an aircraft. Equipment revenue is derived from the sale of the Row 44 system to various customers.

Service revenue.  Row 44 also receives service revenue for providing in-flight Wi-Fi services such as Internet connectivity and live television. Service revenue can be paid to Row 44 via a fee per boarded passenger, regardless of the number of actual users of the connectivity service during a flight. Under this model the airline customer pays Row 44 a fee per passenger per flight that is generally flat for the duration of the agreement with such customer. Payments are made from the applicable customer to Row 44 typically on a monthly or quarterly basis with payment amounts that may vary based on actual load factors. Service revenue can also be a fee charged on the actual use of the provided service in-flight or revenue generated from the sale of products and advertisement. In the latter instance, Row 44 and its airline customers agree to split ad and transaction based service revenue according to a negotiated formula that varies amongst customers. Row 44 has also offered potential customers blended versions of the foregoing business models whereby an airline customer would pay Row 44 a flat fee per flight and a per device charge for devices that use the Row 44 system on that flight. Row 44 has not yet identified a compelling trend as to which of the foregoing business models is better suited for the market, and expects to continue to evaluate these business models and explore additional opportunities to generate revenue from its commercial airline customers for Row 44's in-flight products and services.

Revenue recognition.  Row 44 recognizes revenues when all of the following have occurred:

•	Persuasive evidence of an agreement with a customer exists;

•	Equipment has been shipped and the customer takes delivery;

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•	The price for the equipment or services sold is set or easily determinable; and

•	Collectability is reasonably assured.

Deferred revenue.  Row 44 regularly receives deposits from its commercial airline customers at the time that a customer places a purchase order for equipment with Row 44. These deposits are considered prepayments and initially recorded on Row 44’s balance sheet as deferred revenue if Row 44’s revenue recognition criteria have not been satisfied as of the date the deposits are received from a customer. Once Row 44’s revenue recognition standards have been met, deferred revenue will be recognized as equipment sales revenue on Row 44’s income statement, and the corresponding liability will be removed from its balance sheet.

Operating expenses:

Row 44’s operating expenses include the following:

•	equipment cost of sales;

•	cost of services;

•	personnel;

•	research and development; and

•	selling, general and administrative.

Equipment cost of sales includes the acquisition cost of all hardware, equipment and componentry that Row 44 purchases for its system and platform from third party vendors. Cost of services includes the cost of satellite transponder leases and content licensing and related management fees. Personnel expenses include the costs relating to the salaries and benefits of Row 44’s executive officers, employees and consultants. Research and development expenses include all costs and expenses relating to Row 44’s research and development efforts, including all system engineering costs and the expenses relating to the procurement of supplement type certificates (“STCs”) from the FAA and international authorities for specific aircraft modified to accommodate the Row 44 system. Selling, general and administrative expenses include all of the other operating expenses of Row 44.

Results of Operations

The following table sets forth, for the periods presented, certain data from Row 44’s statements of operations. The information contained in the table below should be read in conjunction with Row 44’s financial statements and related notes, which are incorporated by reference elsewhere in this report.

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Statement of Operations Data

	Year Ended December 31,			Nine Months Ended September 30,
	2011	2010	2009	2012	2011
Revenues
Equipment revenue	$32,852,829	$15,778,619	$374,427	$49,707,279	$20,246,002
Service revenue	3,182,188	283,707	—	7,886,974	1,786,918
TOTAL REVENUES	36,035,017	16,062,326	374,427	57,594,253	22,032,920
Operating Expenses
Equipment cost of sales	29,343,601	16,933,723	262,747	46,805,636	18,467,074
Cost of services	8,089,437	2,353,595	5,914,933	14,694,337	5,059,295
Personnel	5,725,083	3,688,450	2,268,971	5,386,297	4,257,494
Research and development	3,392,101	4,241,704	3,474,699	2,256,748	2,404,941
Selling, general and administrative	6,980,663	4,234,172	3,690,296	7,298,160	5,529,981
Total operating expenses	53,530,885	31,451,644	15,611,646	76,441,178	35,718,785
Operating Loss	(17,495,868)	(15,389,318)	(15,237,219)	(18,846,925)	(13,685,865)
Other Income (Expense)
Miscellaneous income (expense)	92	(58,054)	(200)	—	92
Interest income	53,442	82,169	31,322	50,110	39,491
Changes in value of derivative instruments	—	—	—	247,533	—
Loss on disposal of assets	(60,491)	(26,098)	—	(21,097)	(61,075)
Interest expense	(286,261)	(3,664,829)	(11,649,842)	(19,431,997)	(6,537)
Total Other Income (Expenses)	(293,218)	(3,666,812)	(11,618,720)	(10,155,451)	(28,029)
NET LOSS	(17,789,086)	(19,056,130)	(26,855,939)	(29,002,376)	(13,713,894)
Less: Preferred stock dividends	(5,360,496)	(3,811,340)	(1,804,819)	(5,467,534)	(3,969,661)
Less: Accretion of preferred stock	—	—	__	(463,702)	—
Net Loss Available to Common Stockholders	$(23,149,582)	$(22,867,470)	$(28,660,758)	$(34,933,612)	$(17,683,555)
Net loss attributable to common stock per share – basic and diluted	$(0.57)	$(0.93)	$(1.16)	$(0.36)	$(0.71)
Weighted average number of common shares, basic and diluted	40,313,201	24,663,510	24,663,510	97,352,138	24,888,495

Comparison of Results of Operations for the Nine Months Ended September 30, 2012 and September 30, 2011

Revenues:

The percentage changes in revenue for the nine months ended September 30, 2012 and 2011 were as follows:

	Nine Months Ended September 30,
	2012	2011	$ Change	% Change
Equipment revenue	$49,707,279	$20,246,002	$29,461,277	146%
Service revenue	7,886,974	1,786,918	6,100,056	342%
Total Revenues	$57,594,253	$22,032,920	$35,561,333	162%

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Row 44’s total revenues increased by 162% to $57,594,253 for the nine months ended September 30, 2012 compared to $22,032,920 for the prior year period due to a considerable increase in equipment sales and substantial growth in the use of Row 44 in-flight services, which resulted from greater deployment of its equipment on commercial flights, especially on the Southwest Airlines domestic fleet. Equipment revenue increased by 146% to $49,707,279 for the nine months ended September 30, 2012 compared to $20,246,002 for the prior year for the reason noted above. Service revenue increased by 342% to $7,886,974 for the nine months ended September 30, 2012 compared to $1,786,918 for the prior year period due to increased passengers available to use of Row 44’s system given its greater availability.

Total operating expenses increased by 114% to $76,441,178 for the nine months ended September 30, 2012 compared to $35,718,785 for the prior year period. Equipment cost of sales increased by 153% to $46,805,636 for the nine months ended September 30, 2012 compared to $18,467,074 for the prior year period due to a considerable increase in equipment sold based on an increase in orders from Row 44’s new and existing commercial airline customers. Cost of services increased by 190% to $14,694,337 for the nine months ended September 30, 2012 compared to $5,059,295 for the prior year period due to a significant increase in the cost of satellite transponder space, largely due to the expansion of Row 44’s business outside of the United States, and to an increase in upfront fees relating to the content delivered by Row 44’s system to airlines and their passengers. Personnel expenses increased by 27% to $5,386,297 for the nine months ended September 30, 2012 compared to $4,257,494 for the prior year period primarily due to Row 44’s addition of staff to service its growing customer base and to the funding of certain severance obligations. Research and development expenses declined by 6% to $2,256,748 for the nine months ended September 30, 2012 compared to $2,404,941 for the prior year period primarily due to a reduction in STC procurement related costs. Row 44 anticipates that research and development expense will increase in future periods as it procures additional STCs and expands its research and development efforts with respect to Ka band satellite connectivity. Selling, general and administrative expenses increased by 24% to $7,298,160 for the nine months ended September 30, 2012 compared to $5,529,981 for the prior year period largely due to the expansion of Row 44’s facilities domestically and abroad to support its growth.

Operating loss increased by 38% to $18,846,925 for the nine months ended September 30, 2012 compared to $13,685,865 for the prior year period due to an increase in operating expenses as a result of Row 44’s accelerated acquisition of additional satellite transponder space and content delivery costs, in addition to an increase in its headcount and the expansion of office space. Total other expenses grew 36,132% to a loss of $10,155,451 for the nine months ended September 30, 2012 from a loss of $28,029 for the prior year period primarily due to a considerable growth in Row 44’s interest expense relating to certain warrants issued in connection with its short term convertible promissory notes in December 2011 and March 2012, as well as the warrant expense associated with the warrant purchase agreement entered into by Row 44 with Major League Baseball Advanced Media in March 2012.

Net loss rose by 112% to a loss of $29,002,376 for the nine months ended September 30, 2012 compared to $13,713,895 for the prior year period primarily due to the significant increase in interest expense and warrant expense relating to Row 44’s short term convertible promissory notes in December 2011 and March 2012.

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Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010

Revenues:

The percentage changes in revenue for the years ended December 31, 2011 and 2010 were as follows:

	Year Ended December 31,
	2011	2010	$ Change	%Change
Equipment revenue	$32,852,829	$15,778,619	$17,074,210	108%
Service revenue	3,182,188	283,707	2,898,481	1022%
Total Revenues	$36,035,017	$16,062,326	$19,972,691	124%

Total revenues increased by 124% to $36,035,017 for the year ended December 31, 2011 compared to $16,062,326 for the prior year due to an increase in equipment sales and substantial growth in the use of Row 44 in-flight services, which resulted from greater deployment of its equipment on commercial airlines.

Total operating expenses increased by 70% to $53,530,885 for the year ended December 31, 2011 compared to $31,451,644 for the prior year. Equipment cost of sales increased by 73% to $29,343,601 for the year ended December 31, 2011 compared to $16,933,723 for the prior year to a considerable increase in equipment sold based on an increase in orders from Row 44’s airline customers. Cost of services increased by 244% to $8,089,437 for the year ended December 31, 2011 compared to $2,353,595 for the prior year due to a significant increase in the cost of satellite transponder space, largely due to the expansion of Row 44’s business outside of the United States, and to an increase in fees relating to the content delivered by Row 44’s system. Personnel expenses increased by 55% to $5,725,083 for the year ended December 31, 2011 compared to $3,688,450 for the prior year primarily due to Row 44’s addition of staff to service its growing customer base, the staffing of Row 44’s Las Vegas office and the expansion of its Lombard facilities. Research and development expenses declined by 20% to $3,392,101 for the year ended December 31, 2011 compared to $4,241,704 for the prior year primarily due to a reduction in STC procurement related costs. Selling, general and administrative expenses increased by 65% to $6,980,663 for the year ended December 31, 2011 compared to $4,234,172 for the prior year largely as a result of increased headcount commensurate with its growth, considerable executive travel relating to customer acquisition efforts and an increase in trade show expenses.

Operating loss increased by 14% to $17,495,868 for the year ended December 31, 2011 compared to $15,389,318 for the prior year primarily due to an increase in selling, general and administrative expenses, as noted above. Total other expenses fell by 92% to $293,218 for the year ended December 31, 2011 from $3,666,812 for the prior year primarily due to a considerable reduction in interest expense as outstanding short term convertible promissory notes were converted into preferred equity.

Net loss fell by 7% to a loss of $17,789,086 for the year ended December 31, 2011 compared to $19,056,130 for the prior year primarily due to the overall growth of total revenues in 2011.

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Comparison of Results of Operations for the Years Ended December 31, 2010 and 2009

Revenues:

The percentage changes in revenue for the years ended December 31, 2010 and 2009 were as follows:

	Year Ended December 31,
	2010	2009	$ Change	%Change
Equipment revenue	$15,778,619	$374,427	$15,404,192	4,114%
Service revenue	283,707	—	283,707	~ %
Total Revenues	$16,062,326	$374,427	$15,687,899	4,190%

Total revenues increased by 4,190% to $16,062,326 for the year ended December 31, 2010 compared to $374,427 for the prior year due to the commencement of equipment sales under Row 44’s contract with Southwest Airlines, which resulted in the initial deployment of its equipment on the Southwest Airlines fleet, a development that also lead to Row 44’s ability to initiate the collection of services revenue for the first time.

Total operating expenses increased by 101% to $31,451,644 for the year ended December 31, 2010 compared to $15,611,646 for the prior year. Equipment cost of sales increased by 6,345% to $16,933,723 for the year ended December 31, 2010 compared to $262,747 for the prior year due to the considerable increase in equipment sold based on the first material purchase order from Row 44’s airline customers, primarily Southwest Airlines. Cost of services decreased by 160% to $2,353,595 for the year ended December 31, 2010 compared to $5,914,933 for the prior year due Row 44’s negotiation of an amendment to Row 44’s network service agreement with Hughes Network Systems (HNS), reducing the amount of transponder capacity purchased by Row 44. Personnel expenses increased by 63% to $3,688,450 for the year ended December 31, 2010 compared to $2,268,971for the prior year primarily due to Row 44’s addition of staff to service its growing customer base, including the expansion of its Lombard facilities. Research and development expenses increased by 22% to $4,241,704 for the year ended December 31, 2010 compared to $3,474,699 for the prior year primarily due to an increase in STC procurement related costs. Selling, general and administrative expenses increased by 15% to $4,234,172 for the year ended December 31, 2010 compared to $3,690,296 for the prior year largely as a result of Row 44’s expansion of its Lombard facilities, additional travel required to support Row 44’s customer base, increase in insurance requirements associated with installation of equipment and increase in depreciation expense.

Operating loss increased by 1% to $15,389,318 for the year ended December 31, 2010 compared to $15,237,219 for the prior year primarily due to an increase in equipment revenue, offset by an increase in equipment cost of sales, personnel costs, research and development costs, selling, general and administrative expenses and a reduction in costs of services, as noted above. Total other expenses fell by 68% to $3,666,812 for the year ended December 31, 2010 from $11,618,720 for the prior year primarily due to a considerable reduction in interest expense associated with convertible bridge loans issued in 2009, which were converted into shares of Row 44’s Series B-2 preferred stock in 2010, and interest expense associated with warrants and penalty warrants issued in 2009 in connection with the funding of those convertible bridge loans and related loan extensions.

Net loss fell by 29% to a loss of $19,056,130 for the year ended December 31, 2010 compared to $26,855,939 for the prior year primarily due to the meaningful growth of total revenues in 2010 with the rollout of the Row 44’s system to its commercial airline customers and to a significant reduction in interest expense.

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Liquidity and Capital Resources

Row 44’s overall financial condition has improved in 2012, as its financing cash flow increased in 2012 by an amount greater than cash used in operating and investing activities during the year. For the period ended December 31, 2011, Row 44’s auditors issued a “going concern” opinion, primarily because, as of that time, Row 44 had not generated sufficient cash flow from operations to cover its operating losses.

	Year Ended December 31,			Nine Months Ended September 30,
	2011	2010	2009	2012	2011
Net cash used in operating activities	$(3,995,019)	$(16,071,881)	$(14,156,574)	$(28,627,536)	$(1,867,878)
Net cash used in investing activities	(587,239)	(915,339)	(114,187)	(2,189,394)	(583,352)
Net cash provided by (used in) financing activities	9,902,937	20,371,305	13,999,438	34,979,500	(92,898)
Net increase (decrease) in cash and cash equivalents	5,320,679	3,384,085	(271,296)	4,165,727	(2,544,128)
Cash and cash equivalents at beginning of period	3,489,000	104,915	376,211	8,809,679	3,489,000
Cash and cash equivalents at end of period	$8,809,679	$3,489,000	$104,915	$12,975,406	$944,872

Row 44 has historically financed its growth and cash needs through the issuance of convertible preferred stock and short term convertible notes.

Row 44’s near and long-term liquidity needs will increase in connection with its growth and anticipated capital expenditures, as well as its anticipated increase in selling, general and administrative costs in connection with Row 44’s expansion into Europe and Asia. Row 44 experienced operating losses for the years ended December 31, 2009, 2010 and 2011 and for the nine months ended September 30, 2012 and management of Row 44 expects that such losses from operations will continue for the foreseeable future.

Following completion of the Business Combination, it is anticipated that at least $100 million of cash will be available to fund operations, including those relating to the expansion of Row 44’s business. Management of Row 44 believes that cash and cash equivalents on hand both at Row 44 and at the Company, and anticipated cash flow generated from Row 44’s operating activities should be sufficient to meet its working capital and capital expenditure requirements for at least 12 months. Management of Row 44 also believes that its improved financial position will allow Row 44 to finance future equipment purchases on attractive terms.

Off-Balance Sheet Financing Arrangements

Row 44 has no obligations, assets or liabilities that could be considered off-balance sheet arrangements. It does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which are established to facilitate off-balance sheet arrangements. Row 44 has not established any special purpose entities, guaranteed any debt or commitments of other entities or entered into any non-financial assets.

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Contractual Obligations

Row 44’s long term obligations include contracts for satellite transponder space, office space leases and certain guaranteed minimum payments owed to live television and video on demand content providers. In connection with the purchase of satellite bandwidth, Row 44 signed a Master Services Agreement (MSA) with HNS to provide for satellite capacity in North America and Europe. Under the MSA, Row 44 sources satellite capacity from satellite operators through HNS, while HNS enters into direct relationships with specific satellite operators. Row 44 and HNS enter into an amendment to the MSA each time that Row 44 needs to add a new satellite transponder or change its capacity needs with respect to an existing satellite transponder. Row 44 pays HNS on a monthly basis for the transponder capacity that Row 44 purchases. The length of time Row 44 purchases capacity on a particular transponder varies based on Row 44’s needs and the demand for capacity on a particular satellite, but typically is for one to three year periods.

In June 2012, Row 44 and HNS signed an agreement to extend the MSA an additional 3 years from December 31, 2012 to December 31, 2015. Accordingly, the total contractual obligation under the MSA and subsequent agreements as of September 31, 2012 increased to $86,077,725, with $7,005,304 of payments to be made through December 31, 2012 and the remaining amount of $79,072,421 to be paid over the next three years.

As of December 31, 2011, expected future cash payments under contractual obligations and the estimated timeframe in which such obligations are expected to be fulfilled were as follows:

	Payments Due By Period
		Less than 1			More Than
	Total	Year	1-3 Years	3-5 Years	5 Years

Notes payable (a)	$10,065,856	$10,013,244	$46,700	$5,912	$-
Operating lease obligations (b)	1 ,763,208	417,392	1,178,412	167,404	-
Satellite cost commitments (c)	10,625,973	10,625,973	-	-	-
Video license commitments (d)	2 ,955,500	525,500	2,310,000	120,000	-
Other purchase obligations (e)	30,254,745	30,254,745	-	-	-
Employment agreement (f)	1,050,000	175,000	875,000	-	-
Total	$56,715,282	$52,011,854	$4,410,112	$293,316	$-

(a) Notes payable represents the minimum principal payments required under notes payable including $10 million related to convertible bridge loans that was converted into Series C-2 Preferred Stock in June 2012.

(b) Operating lease obligations consist of minimum rental payments under a non-cancelable operating lease.

(c) Satellite cost commitments relate to Row 44’s obligations under the MSA.

(d) Video license commitments represent contracted commitments with various video content providers in connection with the distribution of entertainment services.

(e) Other purchase obligations primarily consist of contracts for the purchase of equipment sets that are to be resold to commercial airlines in line with existing sales orders.

(f) Employment agreement relates to an employment agreement entered into on July 1, 2011 with John Guidon, who is currently Row 44’s Chief Technology Officer.

Critical Accounting Policies and Estimates

Cash and Cash Equivalents

Row 44 considers all highly liquid investments with original maturities or three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from any of the estimates made by Row 44.

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Income Taxes

As of December 31, 2011 Row 44 had federal and state operating loss carry forwards of $57.9 million and $55.3 million, respectively, which losses will begin to expire during the fiscal years ending in December 31, 2028 and 2018, respectively. To the extent available, these net operating losses may be used to offset future taxable income generated by Row 44, thereby reducing future federal and state income taxes otherwise payable. Row 44’s use of offsetting net operating losses is subject to the restrictions imposed by Section 382 of the Internal Revenue Code.

Recent Accounting Announcements

Management of Row 44 does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on its financial statements.

Revenue Recognition Policies

Row 44’s contracts with its commercial airline customers and a service provider, WirelessG to Mango Airlines, provide for the sale of equipment for installation on the aircraft. The equipment is purchased by the airline and the airline is responsible for the installation and maintenance of the equipment. Row 44 is not directly responsible for any repair or warranty costs related to equipment sales as the vendors that supplied the individual parts provide the repair and warranty. The sale of equipment is not dependent on providing in-flight services to the customer. Row 44 recognizes revenues on equipment sales when all of the following have occurred:

• Persuasive evidence of an agreement with a customer exists;

• Equipment has been shipped and the customer takes delivery;

• The price for the equipment sold is set or easily determinable; and

• Collectability is reasonably assured.

Row 44’s contracts with its commercial airline customers may also include services to provide in-flight connectivity and content delivery to the airlines and their passengers. Row 44’s contract with service provider WirelessG does not include such a provision. Service revenues paid to Row 44 are generated based on a fee per boarded passenger, regardless of the number of actual users of the connectivity and content delivery service during the flight, or revenues generated from the sale of content purchased by a passenger and advertisements presented to passengers while in flight. Row 44 records service revenues under the fee per boarded passenger formula based on passenger count data provided monthly by its airline customers. Row 44’s service revenues to-date have substantially been related to the fee per boarded passenger formula. Row 44 recognizes revenues on services when all of the following have occurred:

• Persuasive evidence of an agreement with a customer exists;

• Service is available and has been delivered;

• The price for the services sold is set or easily determinable; and

• Collectability is reasonably assured.

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Pro Forma Financial Information

Pro forma financial information for the Company is set forth in the Proxy Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 32, which is incorporated herein by reference.

Properties

The Company’s principal executive office is located at 10900 Wilshire Blvd, Suite 1500, Los Angeles, CA 90024. Row 44’s and AIA’s facilities are described in the Proxy Statement in the sections entitled “Information About Row 44” beginning on page 151, and “Information About AIA” beginning on page 177, which are both incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company and shares of non-voting common stock of the Company as of the Closing Date by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock of the Company;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of common stock of the Company is based on 35,724,655 shares of common stock of the Company (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) issued and outstanding as of the Closing Date. Beneficial ownership of the common stock together with non-voting common stock is based on 54,842,888 shares of capital stock of the Company issued and outstanding as of the Closing Date, consisting of 35,724,655 shares of common stock and 19,118,233 shares of non-voting common stock.

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Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock	Number of Shares of Common and Non-Voting Common Stock	Percent of Outstanding Common and Non-Voting Common Stock
Global Eagle Acquisition LLC (the Sponsor)(2)	11,443,243	26.6%	11,443,243	18.4%
Harry E. Sloan(2)	11,443,243	26.6%	11,443,243	18.4%
Jeff Sagansky(2)	11,443,243	26.6%	11,443,243	18.4%
PAR Investment Partners, L.P.(3)	9,374,751	25.9%	28,492,984	51.4%
Wellington Management Company, LLP(4)	3,562,285	9.9%	3,562,285	6.5%
AQR Capital Management LLC(5)	3,360,000	9.0%	3,360,000	5.9%
John LaValle	257,240	*	257,240	*
David M. Davis	19,347	*	19,347	*
Edward L. Shapiro(2)	—		—
Louis Bélanger-Martin	—		—
Jeffrey A. Leddy	—		—
Jeffrey E. Epstein	—		—
Robert W. Reding	—		—
All executive officers and directors as a group (9 individuals)	11,719,830	27.2%	11,719,830	18.9%
* Less than 1%

(1) Unless otherwise indicated, the business address of each individual is 10900 Wilshire Blvd., Suite 1500, Los Angeles, California 90024.

(2) Includes shares underlying 7,328,334 warrants (“sponsor warrants”) held by Global Eagle Acquisition LLC (the “Sponsor”) that will become exercisable 30 days after completion of the Business Combination. Messrs. Sloan and Sagansky, are members of the Sponsor. Includes 926,463 shares of common stock of the Company that are subject to forfeiture by the Sponsor on January 31, 2016 in the event that the last sales price of common stock of the Company does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the completion of the Business Combination. Messrs. Sloan and Sagansky have voting and dispositive control of the shares of common stock of the Company held by the Sponsor. Each of Messrs. Sloan and Sagansky disclaim beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3) Includes 509,512 shares of common stock underlying warrants exercisable for shares of common stock of the Company as result of the assumption by the Company of certain Row 44 warrants in the Business Combination. Excludes 985,027 shares of common stock held in escrow to secure (A) any post-closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement. All shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro. As an employee of PCM, Mr. Shapiro has the authority to make investment decisions with respect to shares of capital stock of the Company held by PAR. The address of PAR is One International Place, Suite 2401, Boston, MA 02110.

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(4) Includes 257,058 shares of common stock underlying warrants exercisable for shares of common stock of the Company as a result of the assumption by the Company of certain Row 44 warrants in the Business Combination. Excludes (i) 536,229 shares of common stock held in escrow, registered in the name of the escrow agent, to secure (A) any post-closing purchase price adjustment due to the Company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement and (ii) 2,007,317 shares of common stock issued in the Business Combination and held in escrow, registered in the name of the escrow agent, pursuant to an agreement between Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the “Wellington Entities”) and the Company, pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% of the Company's voting common stock. None of the Wellington Entities have voting power or investment power with respect to such excluded shares. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), over the shares held by its client accounts. The address for Wellington Management is 280 Congress Street, Boston, MA 02210.

(5) According to a Schedule 13G filed with the SEC on February 14, 2012 on behalf of AQR Capital Management, LLC, a Delaware limited liability company (“AQR LLC”), AQR LLC beneficially owned of 1,680,000 units of the Company as a result of being the investment manager of AQR Diversified Arbitrage Fund. At the Closing, the units of the Company separated into their component share of common stock and warrant to purchase one share of common stock of the Company. As such, the information presented includes 1,680,000 warrants to purchase common stock of the Company, which will become exercisable 30 days after Closing. The business address of this stockholder is Two Greenwich Plaza, 3rd floor, Greenwich, CT 06830.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 204, which is incorporated herein by reference.

On January 31, 2013, Jeffrey A. Leddy and Jeffrey E. Epstein were elected by the Company’s stockholders to serve as Class I directors, with terms expiring at the Company’s annual meeting of stockholders in 2015, and Harry E. Sloan, Jeff Sagansky and Edward L. Shapiro were elected by the Company’s stockholders to serve as Class II directors, with terms expiring at the annual meeting of stockholders in 2016. Immediately after the Closing, the size of the Board was increased to eight members, and, upon the recommendation of the Nominating Committee of the Board, the Board appointed Louis Bélanger-Martin, John LaValle and Robert W. Reding to serve as Class III directors, with terms expiring at the Company’s Annual Meeting of Stockholders in 2014.

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Robert W. Reding, 63, has been a consultant in the commercial airline industry since January 2012. From September 2007 until December 2012, Mr. Reding was Executive Vice President — Operations for American Airlines and Executive Vice President of AMR Corporation. Prior to that, Mr. Reding served as Senior Vice President — Technical Operations for American from May 2003 to September 2007. In November 2011, AMR Corporation filed for protection under Chapter 11 of the United States Bankruptcy Code pursuant to a pre-packaged plan of reorganization. Mr. Reding joined AMR Corporation in March 2000 and served as Chief Operations Officer of AMR Eagle through May 2003. Prior to joining AMR Corporation, Mr. Reding served as President and Chief Executive Officer of Reno Air from 1992 to 1998 and President and Chief Executive Officer of Canadian Regional Airlines from 1998 to March 2000. Mr. Reding is a distinguished graduate of the United States Air Force pilot training program and served as an officer and pilot flight examiner with the United States Air Force from 1972 to 1979. He has an FAA Air Transport Pilot Rating for Douglas DC-9-MD-80 and Boeing 737 series aircraft and has accumulated over 10,000 hours as a commercial pilot. Mr. Reding is an honors graduate from the California State Polytechnic University with a Bachelor of Science degree in Aeronautical Engineering and received his master's degree in Business Administration from Southern Illinois University. He is a member of the President's Council of the California State Polytechnic University and has served as a board member on numerous aviation, civic and charitable organizations. Mr. Reding’s specific qualifications, experience and skills include extensive executive experience as an Executive Vice President of the parent company of American Airlines, which is a global commercial airline.

As of the Closing Date, Mr. Reding was appointed by the Board of Directors to serve on the Board’s Compensation Committee. As a result, the Compensation Committee of the Company currently consists of Messrs. Sloan (Chairman), Sagansky, Leddy and Reding. Information with respect to the members of the Company’s Audit Committee and Nominating Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combination—Committees of the Board of Directors,” which is incorporated herein by reference.

Upon the Closing, John LaValle was appointed by the Company’s Board of Directors to serve as the Company’s Chief Executive Officer and David M. Davis was appointed by the Board to serve as the Company’s Chief Financial Officer and Treasurer. Biographical information for Messrs. LaValle and Davis is set forth in the Proxy Statement in the section entitled “Information About Row 44—Management—Directors and Executive Officers” beginning on page 160, which is incorporated herein by reference.

In connection with the Closing and pursuant to the terms of the Row 44 Merger Agreement, each member of the Board of Directors of GEAC and each executive officer of GEAC immediately prior to the Closing resigned from their respective positions as board members and/or executive officers.

Director and Executive Officer Compensation

The compensation of Global Eagle executive officers is generally described in the Proxy Statement in the section entitled “Management After the Business Combination—Executive Compensation” beginning on page 207, which is incorporated herein by reference. The compensation of certain Row 44 executive officers is set forth in the Proxy Statement in the section entitled “Information About Row 44—Executive Compensation” beginning on page 163, which is incorporated herein by reference. The compensation of certain AIA executive officers is set forth in the Proxy Statement in the section entitled “Information About AIA—AIA Executive Compensation” beginning on page 183, which is incorporated herein by reference.

On January 31, 2013, the Company entered into an executive employment agreement with John LaValle (the “LaValle Agreement”) providing for his employment as Chief Executive Officer of the Company with an annual base salary of $450,000, subject to annual increases as determined by the Company’s Board of Directors. Mr. LaValle is also entitled, upon achieving certain performance goals to be determined by the Board of Directors, to an annual bonus in the amount determined by the Board of Directors with a target of 50% and not to exceed 100% of Mr. LaValle’ base salary. Mr. LaValle is entitled to receive severance benefits, including continued payment of his base salary for one year, if his employment is terminated either (a) by the Company without ‘‘Cause,’’ as defined in the LaValle Agreement, or (b) by Mr. LaValle with ‘‘Good Reason,’’ as defined in the LaValle Agreement, subject to execution of a full release in favor of the Company and its subsidiaries. If within one year of a change of control of the Company, Mr. LaValle terminates the LaValle Agreement for Good Reason, or the Company terminates the executive employment agreement without Cause, subject to execution of a full release in favor of the Company and its subsidiaries, then Mr. LaValle will be entitled (i) to receive his base salary for one year, (ii) to acceleration with respect to any unvested equity awards and (iii) to exercise all vested equity incentive awards for a period of six months following his last day of employment. During Mr. LaValle’s employment, he is required to submit to the Board of Directors all corporate opportunities or offers presented to him or of which he becomes aware which relate to the business of the Company or its subsidiaries and Mr. LaValle may not accept any corporate opportunities on his own behalf. The description of the LaValle Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LaValle Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

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On January 31, 2013, the Company entered into an executive employment agreement with David M. Davis (the “Davis Agreement”) providing for his employment as Chief Financial Officer with an annual base salary of $425,000 and an annual base salary of $450,000 upon Mr. Davis establishing a permanent residence in Los Angeles, California, subject to annual increases as determined by the Board of Directors. Mr. Davis is also entitled, upon achieving certain performance goals to be determined by the Board of Directors, to an annual bonus in an amount determined by the Board of Directors, with a target of 50% and not to exceed 100% of Mr. Davis’ base salary. Mr. Davis is entitled to receive severance benefits if his employment is terminated either (a) by the Company due to Mr. Davis’ failure to establish a permanent residence in Los Angeles, California, or otherwise without ‘‘Cause,’’ as defined in the Davis Agreement, subject to execution of a full release in favor of the Company and its subsidiaries. Mr. Davis is also entitled to continued benefits and payment of his base salary for six months, in the event that his employment is terminated due to his failure to establish permanent residence in Los Angeles, California, or twelve months if his employment is terminated for Cause. If, within one year of a change of control of the Company, Mr. Davis terminates his employment for ‘‘Good Reason,’’ as defined in the Davis Agreement, or the Company terminates his employment without Cause, then, subject to execution of a full release in favor of the Company and its subsidiaries, Mr. Davis will be entitled (i) to receive his base salary and benefits for one year, (ii) to acceleration with respect to any unvested equity awards, and (iii) to exercise all vested equity incentive awards a period of six months following his last day of employment. During Mr. Davis’ employment, he is required to submit to the Board of Directors all corporate opportunities or offers presented to him or of which he becomes aware which relate to the business of the Company or its subsidiaries, and Mr. Davis may not accept any corporate opportunities on his own behalf. The description of the Davis Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Davis Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Upon the Closing, the Company granted stock options pursuant to the Company’s 2013 Equity Incentive Plan to Messrs. Bélanger-Martin, LaValle and Davis. The Company granted to each of Messrs. Bélanger-Martin and LaValle a stock option to purchase 750,000 shares of common stock of the Company. The Company granted to Mr. Davis a stock option to purchase 675,000 shares of common stock of the Company. The exercise price per share for each of the options granted was $10.00. The options will vest with respect to 25% of their underlying shares on the first anniversary of the date of grant and with respect to the remaining 75% ratably over the next three years until fully vested.

The Company has not yet entered into any compensation arrangements with its directors in connection with their service as directors.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 224, which is incorporated herein by reference.

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Additionally, on November 21, 2012, the Sponsor advanced to the Company $500,000 pursuant to a convertible note issued by the Company to the Sponsor. Prior to the Closing, the Sponsor advanced an additional $77,000 to the Company pursuant to the convertible note. At the closing, the Sponsor converted an aggregate principal amount of $500,000 outstanding under the convertible note into 666,667 sponsor warrants. These warrants will become exercisable 30 days after the completion of the Business Combination, and will expire at 5:00 p.m., New York time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. The exercise price of these warrants is $11.50 per share. Also at the Closing, the Company repaid in cash the remaining $77,000 outstanding under the convertible note.

Independence of Directors

The Company’s Board of Directors has determined that Messrs. Sloan, Sagansky, Leddy, Reding and Epstein are each independent within the meaning of Nasdaq Rule 5605(a)(2). The Company’s Board of Directors has also determined that each member of its Audit Committee, Compensation Committee and Nominating Committee is independent under Nasdaq Rule 5605(a)(2).

Legal Proceedings

Global Eagle, Row 44 and AIA are not currently a party to any material pending legal proceedings.

Reference is made to the disclosure set forth in the Proxy Statement in the section entitled “Information About Row 44—Legal Proceedings” beginning on page 160, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is described in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 228, which is incorporated herein by reference. As of the Closing Date, there were 8 holders of record of capital stock of the Company.

Global Eagle’s common stock is listed on Nasdaq Capital Market under the symbol “ENT.” Global Eagle’s warrants are listed on the Nasdaq Capital Market under the symbol “ENTWW.” The Company has notified Nasdaq of its intent to voluntarily delist the warrants in connection with the Closing, and expects the warrants to cease trading on Nasdaq and be quoted on the OTC market beginning on or about February 11, 2013 under the same symbol.

On January 2, 2013, the Company received a letter from the staff of the Listing Qualifications Department of Nasdaq, stating that it had determined to initiate procedures to delist the Company’s securities from Nasdaq because the Company did not hold an annual meeting of stockholders in 2012 and because its common stock does not comply with the minimum 300 public holders requirement for continued listing. The Company has appealed the determination, which has stayed the delisting of the Company’s securities from Nasdaq pending a hearing before Nasdaq’s Hearing Panel. The hearing has been scheduled for March 7, 2013.

The closing price of Global Eagle’s common stock as reported on Nasdaq on February 5, 2013, was $9.50.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Items 1.01 and 3.02 of the Company’s Current Report on Form 8-K filed on November 14, 2012, and Items 1.01 and 2.01 of this Current Report on Form 8-K, all of which is incorporated herein by reference.  The issuance of shares of capital stock of the Company pursuant to the Row 44 Merger Agreement, the AIA Stock Purchase Agreement and the Backstop Agreements was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof, and/or Regulation D promulgated thereunder.

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As disclosed under “Certain Relationships and Related Transactions” above, on the Closing Date, the Company issued 666,667 sponsor warrants to the Sponsor in satisfaction of an aggregate principal amount of $500,000 outstanding under a convertible note issued by the Company to the Sponsor. The terms of the sponsor warrants are set forth in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

Description of the Company’s Securities

Reference is made to the disclosure in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

The Company has authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the Closing Date, there were 54,842,888 shares of capital stock of the Company issued and outstanding, consisting of (i) 35,724,655 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) and (ii) 19,118,233 shares of non-voting common stock. As of the Closing Date, there were 8 holders of record of the Company’s capital stock.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is described in the Part II of Amendment No. 4 to GEAC’s Registration Statement on Form S-1 (File No. 333-172267) filed with the SEC on May 10, 2011, which is incorporated herein by reference. Additionally, the Company has entered into indemnity agreements with all of the members of the Company’s Board of Directors and executive officers. A form of such indemnity agreement is attached as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Items 2.01 and 9.01 of this Current Report on Form 8-K concerning financial information of Row 44, which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2013, Global Eagle notified Nasdaq that it intends to voluntarily delist its outstanding warrants, which currently trade on Nasdaq under the symbol “ENTWW,” in order to have the warrants quoted on the OTC market. The Company expects the warrants to cease trading on Nasdaq and be quoted the OTC market beginning on or about February 11, 2013 under the same symbol.

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Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Items 1.01 and 3.02 of the Company’s Current Report on Form 8-K filed on November 14, 2012, and Items 1.01 and 2.01 of this Current Report on Form 8-K, all of which is incorporated herein by reference.  The issuance of shares of capital stock of the Company pursuant to the Row 44 Merger Agreement, the AIA Stock Purchase Agreement and the Backstop Agreements was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof, and/or Regulation D promulgated thereunder.

As disclosed under “Certain Relationships and Related Transactions” in Item 2.01 above, on the Closing Date, the Company issued 666,667 sponsor warrants to the Sponsor in satisfaction of an aggregate principal amount of $500,000 outstanding under a convertible note issued by the Company to the Sponsor. The terms of the sponsor warrants are set forth in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

Item 3.03 Material Modification To Rights of Security Holders

On January 31, 2013, the Company filed a Second Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware.  The material terms of the Restated Certificate and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the section entitled “Proposal No. 2 – Approval of the Second Amended and Restated Certificate of Incorporation” beginning on page 105, which is incorporated herein by reference.  A copy of the Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure provided under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure Of Directors Or Certain Officers; Election of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Reference is made to the disclosure set forth in Item 2.01 under the subheading “Directors and Executive Officers,” which is incorporated herein by reference.

Upon the Closing, the Board appointed John LaValle as Chief Executive Officer of the Company and David M. Davis as Chief Financial Officer and Treasurer of the Company. Biographical information for Messrs. LaValle and Davis is set forth in the Proxy Statement in the section entitled “Information About Row 44—Management—Directors and Executive Officers” beginning on page 160, which is incorporated by reference herein.

Reference is made to the disclosure set forth in Item 2.01 under the subheading and “Director and Executive Officer Compensation” and to Exhibits 10.4 and 10.5, with respect to the executive employment agreements entered into between the Company and Messrs. LaValle and Davis, which are incorporated herein by reference.

As of the Closing Date, Mr. Reding was appointed by the Board to serve on the Board’s Compensation Committee. As a result, the Compensation Committee consists of Messrs. Sloan (Chairman), Sagansky, Leddy and Reding.

On January 31, 2013, the stockholders of the Company approved the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Plan”). Reference is made to the disclosure set forth in the Proxy Statement in the section entitled “Proposal No. 4 – Approval and Adoption of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan” beginning on page 113, which is incorporated herein by reference. The full text of the Plan is included as Annex D to the Proxy Statement, which is incorporated by reference herein.

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Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 of the Current Report on Form 8-K, which is incorporated herein by reference.

On January 31, 2013, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company. The amended and restated bylaws modify the prior bylaws (i) to provide that no action may be taken by written consent of the stockholders (the previous provision provided that written consent could be used prior to the Company's initial public offering), (ii) to provide that regular meeting of the Board may be held without notice but must be publicized by means of reasonable notice given to any director who is not present at the meeting at which a resolution providing for such meeting is adopted and (iii) to revise the description of the Chairman of the Board to remove the provision that the Chairman of the Board has general supervision and control of the acquisition activities of the Company subject to the ultimate authority of the Board (since the Company is no longer primarily focused on acquisition). The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06 Change In Shell Company Status.

          As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by GEAC’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the sections entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 88 and “The Business Combination Agreements” beginning on page 119, which are both incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

The financial statements of GEAC, Row 44 and AIA included in the Proxy Statement beginning on pages F-1, F-29 and F-72, respectively, and the Unaudited Pro Forma Condensed Combined Financial Statements of the Company included in the Proxy Statement beginning on page 32 are incorporated herein by reference.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the audited financial statements of Row 44 for the fiscal year ended December 31, 2009, which are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Document
2.1*	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2012)
2.2*	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
3.1	Second Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011).

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4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011).
10.1	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto.
10.2	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
10.3	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Spectrum Equity Fund. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
10.4	Executive Employment Agreement, dated January 31, 2013, between the Company and John LaValle.
10.5	Executive Employment Agreement, dated January 31, 2013, between the Company and David M. Davis.
10.6	Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (incorporated by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 17, 2013)
10.7†	System and Services Agreement dated January 2011 by and between Norwegian Air Shuttle and Row 44, Inc.
10.8†	OEM Purchase and Development Agreement, dated October 12, 2009, by and between TECOM Industries, Inc. and Row 44, Inc., as amended on December 19, 2011, December 23, 2011, January 6, 2012 and January 18, 2012.
10.9†	Master Equipment Purchase Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc.
10.10†	Master Services Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc., as amended on June 6, 2008, June 30, 2009, November 15, 2010, November 18, 2010, January 15, 2011, March 30, 2011, July 29, 2011, August 3, 2011, September 7, 2011, December 19, 2011, January 23, 2012, September 11, 2012 and January 18, 2013.
10.11†	Agreement by and among Cathay Pacific Airways Limited, Hong Kong Dragon Airlines Limited and Inflight Productions Limited for the Supply of Programming and Production Services for Inflight Entertainment, as amended.
10.12†	Amended and Restated Supply and Services Agreement dated February 1, 2013 by and between Row 44, Inc. and Southwest Airlines Co.
10.13	Letter Agreement, dated January 31, 2013, between the Company and Wellington Management Company, LLP.
10.14	Escrow Agreement, dated January 31, 2013, by and among the Company, Wellington Management Company, LLP (“Wellington”) and certain affiliates of Wellington.
10.15	Form of Indemnity Agreement for the Company’s directors and executive officers.
10.16	Amendment to Securities Escrow Agreement, dated May 8, 2012 by and among the Company, American Stock Transfer & Trust Company, LLC, Cole A. Sirucek and the other persons party thereto (incorporated by reference to Exhibit 101 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
10.17	Amended and Restated Letter Agreement, dated as of May 10, 2011, among the Company, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC (incorporated by reference to Exhibit 10.2(a) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.18	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and James M. McNamara (incorporated by reference to Exhibit 10.2(b) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.19	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and Dennis A. Miller (incorporated by reference to Exhibit 10.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).

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10.20	Letter Agreement, dated May 8, 2012, by and between the Company and Cole A. Sirucek (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
14.1	Form of Code of Ethics. (incorporated by reference to Exhibit 14 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on November 14, 2012)
21.1	List of Subsidiaries
99.1	Audited Financial Statements of Row 44 for the Fiscal Year Ended December 31, 2009.

__________________

*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
† Confidential treatment has been requested for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2013	GLOBAL EAGLE ENTERTAINMENT INC.

	By	/s/ Michael Pigott
Michael Pigott
General Counsel, Vice President and Secretary

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EXHIBIT INDEX

Exhibit No.	Document
2.1*	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2012)
2.2*	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
3.1	Second Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011).
10.1	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto.
10.2	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
10.3	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Spectrum Equity Fund. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
10.4	Executive Employment Agreement, dated January 31, 2013, between the Company and John LaValle.
10.5	Executive Employment Agreement, dated January 31, 2013, between the Company and David M. Davis.
10.6	Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (incorporated by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 17, 2013)
10.7†	System and Services Agreement dated January 2011 by and between Norwegian Air Shuttle and Row 44, Inc.
10.8†	OEM Purchase and Development Agreement, dated October 12, 2009, by and between TECOM Industries, Inc. and Row 44, Inc., as amended on December 19, 2011, December 23, 2011, January 6, 2012 and January 18, 2012.
10.9†	Master Equipment Purchase Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc.
10.10†	Master Services Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc., as amended on June 6, 2008, June 30, 2009, November 15, 2010, November 18, 2010, January 15, 2011, March 30, 2011, July 29, 2011, August 3, 2011, September 7, 2011, December 19, 2011, January 23, 2012, September 11, 2012 and January 18, 2013.
10.11†	Agreement by and among Cathay Pacific Airways Limited, Hong Kong Dragon Airlines Limited and Inflight Productions Limited for the Supply of Programming and Production Services for Inflight Entertainment, as amended.

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10.12†	Amended and Restated Supply and Services Agreement dated February 1, 2013 by and between Row 44, Inc. and Southwest Airlines Co.
10.13	Letter Agreement, dated January 31, 2013, between the Company and Wellington Management Company, LLP.
10.14	Escrow Agreement, dated January 31, 2013, by and among the Company, Wellington Management Company, LLP (“Wellington”) and certain affiliates of Wellington.
10.15	Form of Indemnity Agreement for the Company’s directors and executive officers.
10.16	Amendment to Securities Escrow Agreement, dated May 8, 2012 by and among the Company, American Stock Transfer & Trust Company, LLC, Cole A. Sirucek and the other persons party thereto (incorporated by reference to Exhibit 101 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
10.17	Amended and Restated Letter Agreement, dated as of May 10, 2011, among the Company, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC (incorporated by reference to Exhibit 10.2(a) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.18	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and James M. McNamara (incorporated by reference to Exhibit 10.2(b) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.19	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and Dennis A. Miller (incorporated by reference to Exhibit 10.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.20	Letter Agreement, dated May 8, 2012, by and between the Company and Cole A. Sirucek (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
14.1	Form of Code of Ethics. (incorporated by reference to Exhibit 14 to the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on November 14, 2012)
21.1	List of Subsidiaries
99.1	Audited Financial Statements of Row 44 for the Fiscal Year Ended December 31, 2009.

*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
† Confidential treatment has been requested for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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